EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Form 10SB of our report dated June 22, 1998, with respect to the 1997 financial statements of Alliance Technologies, Inc. and Subsidiary.

EHRENKRANTZ STERLING & CO. LLC
Certified Public Accountants and Consultants
Livingston, New Jersey
October 29, 1998





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                                  EXHIBIT 23.2

                                     CONSENT


We hereby consent to the inclusion of our reports dated June 30, 1997 with respect to the financial statements of Alliance Health Enterprises Inc for the year ended December 31, 1996 in the Form 10-SB of Alliance Technologies, Inc. to which this is an exhibit.





Hoffski & Pisano
Certified Public Accountants and Consultants
Irvine, California
October 29, 1998

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